EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-102486 and 333-121587) and in the Registration Statements (Form S-8 Nos. 333-107087 and 333-120504) pertaining to the 2003 Incentive Stock Option Plan, in the Registration Statements (Form S-8 Nos. 333-97513, 33-47003, 33-92376, 333-43781, 333-59709, 333-80261, 333-41242 and 333-65172) pertaining to the 1990 Stock Plan and in Registration Statements (Form S-8 Nos. 33-75372, 33-92374 and 333-41240) pertaining to the Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-83062) pertaining to Warrants issued to Directors of Insignia Systems, Inc., of our report dated January 31, 2003, with respect to the financial statements and schedule of Insignia Systems, Inc. for the year ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/   Ernst & Young LLP

Minneapolis, Minnesota
March 25, 2005